                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

--------------------------------------------------------------------------------

Check the appropriate box:
/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12 / / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                                CML Group, Inc.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement if other than the registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
       Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                                      CML

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 1, 1995

     The Annual Meeting of Stockholders of CML Group, Inc. (the "Company") will be held at the offices of Hale and Dorr, 60 State Street, 26th Floor, Boston, Massachusetts, on Friday, December 1, 1995 at 10:30 a.m., local time, to consider and act upon the following matters:

          1.  To elect three Class B Directors for the ensuing three years.

          2.  To approve the Company's 1996 Employee Stock Purchase Plan.

          3.  To approve the Company's 1996 Director Option Plan.

          4. To ratify the appointment by the Board of Directors of Deloitte & Touche LLP as the Company's independent accountants for the 1996 fiscal year.

          5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on October 20, 1995 will be entitled to vote at the meeting or any adjournment thereof.

                                           By Order of the Board of Directors,

                                               PAUL P. BROUNTAS, Secretary

Acton, Massachusetts
November 1, 1995

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE SO THAT YOUR SHARES ARE REPRESENTED. NO POSTAGE IS NEEDED IF THE PROXY IS MAILED IN THE UNITED STATES.

                                CML GROUP, INC.
                        524 MAIN STREET, ACTON, MA 01720

                            PROXY STATEMENT FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD DECEMBER 1, 1995

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of CML Group, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on December 1, 1995 and at any adjournment of that meeting (the "Meeting"). All proxies will be voted in accordance with the instructions contained in them. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation to the Secretary of the Company.

     On October 20, 1995, the record date for the determination of stockholders entitled to vote at the Meeting, there were outstanding and entitled to vote an aggregate of 49,324,691 shares of Common Stock, $.10 par value per share ("Common Stock"), of the Company. Each share is entitled to one vote.

     The Company's Annual Report for the fiscal year ended July 31, 1995 is being mailed to stockholders with the mailing of this Notice and Proxy Statement beginning on or about November 1, 1995.

VOTES REQUIRED

     A majority of the issued and outstanding shares of Common Stock entitled to vote constitutes a quorum at the Meeting. The affirmative vote of the holders of a plurality of the votes cast at the Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Meeting is required to approve the Company's 1996 Employee Stock Purchase Plan and 1996 Director Option Plan and to ratify the appointment of the Company's independent accountants. In addition, the New York Stock Exchange requires that the total vote cast (for and against) on each of the Company's 1996 Employee Stock Purchase Plan and 1996 Director Option Plan represent at least a majority of the outstanding shares of Common Stock.

     Shares of Common Stock represented in person or by proxy at the Meeting (including shares which abstain or do not vote with respect to one or more of the matters presented at the Meeting) will be tabulated by the inspectors of election appointed for the Meeting and will determine whether or not a quorum is present. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining the number of shares that are present and entitled to vote with respect to any particular matter, but will not be counted as votes in favor of such matter. Accordingly, an abstention from voting on a matter by a stockholder present in person or represented by proxy at the Meeting will have the same legal effect as a vote "against" the matter even though the stockholder or interested parties analyzing the results of the voting may interpret such vote differently. If a broker holding stock in "street name" indicates on the proxy that he does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. Accordingly, a "broker non-vote" on a matter has no effect on the voting on such matter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of August 31, 1995, with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each director and director nominee of the Company; (iii) each executive officer of the Company named in the Summary Compensation Table set forth in this Proxy Statement; and (iv) all directors and executive officers of the Company as a group.

                                                                     NUMBER OF      PERCENTAGE
                                                                      SHARES            OF
                                                                     BENEFICIALLY  COMMON STOCK
                         BENEFICIAL OWNER                            OWNED(1)      OUTSTANDING
-------------------------------------------------------------------  ---------     ------------
Principal Stockholders
Wisconsin Investment Board.........................................  4,872,000          9.9%
  121 E. Wilson Street
  Madison, WI 53702
Heine Securities Corporation.......................................  3,374,800(2)       6.8
  51 John F. Kennedy Parkway
  Short Hills, NJ 07078
Directors and Nominees(3)
Charles M. Leighton................................................  1,349,613(4)       2.7
G. Robert Tod......................................................  1,066,375(5)       2.1
Howard H. Callaway.................................................     90,300(6)         *
Thomas H. Lenagh...................................................    111,000(7)         *
Homer L. Luther, Jr................................................    117,080            *
Dr. Roy W. Menninger...............................................     29,722            *
Alison Taunton-Rigby...............................................     13,101            *
Lauren M. Tyler....................................................        100            *
Ralph F. Verni.....................................................      9,025            *
Executive Officers(3)
Robert J. Samuelson................................................    176,945            *
Glenn E. Davis.....................................................     70,111            *
All directors and executive officers as a group (11 persons)(3)....  3,033,372          6.0

---------------

      * Percentage is less than 1% of the total number of outstanding shares of Common Stock of the Company.

    (1) The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, each stockholder referred to above has sole voting and investment power with respect to the shares listed.

    (2) Heine Securities Corporation ("HSC") exercises sole voting and investment power with respect to these shares but disclaims any beneficial ownership of such shares, which are held by certain advisory clients of HSC.

    (3) Includes shares of Common Stock which may be acquired pursuant to stock options exercisable within 60 days after August 31, 1995. The following persons have the right to acquire within such 60-day period the number of shares set forth after their respective names: Mr. Leighton, 291,657 shares; Mr. Tod, 291,657 shares; Mr. Callaway, 30,000 shares; Mr. Lenagh, 78,000 shares; Mr. Luther, 78,000 shares; Dr. Menninger, 28,500 shares; Ms. Taunton-Rigby, 3,000 shares; Mr. Verni, 6,000 shares; Mr. Samuelson, 170,782 shares; Mr. Davis, 60,076 shares; and all directors and executive officers as a group, 1,037,672 shares.

    (4) Does not include 23,128 shares of Common Stock held by Mr. Leighton's wife, as to which Mr. Leighton disclaims beneficial ownership.

    (5) Does not include 12,732 shares of Common Stock held by Mr. Tod's wife on her own behalf and as custodian for their children, as to which Mr. Tod disclaims beneficial ownership.

    (6) Includes 40,000 shares of Common Stock held by Mr. Callaway as a Trustee of Ida Cason Callaway Foundation, Inc. Does not include 900 shares of Common Stock held by Mr. Callaway's wife, as to which Mr. Callaway disclaims beneficial ownership.

    (7) Does not include 40,000 shares of Common Stock held by Mr. Lenagh's wife, as to which Mr. Lenagh disclaims beneficial ownership.

                             ELECTION OF DIRECTORS

     The Company has a classified Board of Directors consisting of three Class A directors, three Class B directors and three Class C directors. The Class A, Class B and Class C directors will serve until the annual meetings of stockholders to be held in 1997, 1995 and 1996, respectively, and until their respective successors are elected and qualified. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those whose terms are expiring.

     The persons named in the enclosed proxy will vote to elect as directors G. Robert Tod, Dr. Roy W. Menninger and Lauren M. Tyler, the three Class B director nominees named below, unless the proxy is marked otherwise. Mr. Tod, Dr. Menninger and Ms. Tyler are currently directors of the Company.

     Each Class B director will be elected to hold office until the 1998 annual meeting of stockholders and until his or her successor is elected and qualified. Each of the nominees has indicated his or her willingness to serve, if elected; however, if any nominee should be unable to serve, the proxies may be voted for a substitute nominee designated by the Nominating Committee of the Board of Directors.

     For each member of the Board of Directors, including those who are nominees for election as Class B directors, there follows information given by each concerning his or her principal occupation and business experience for the past five years, the names of other publicly held companies of which he or she serves as a director, his or her age and length of service as a director of the Company.

NOMINEES FOR TERMS EXPIRING IN 1998 (CLASS B DIRECTORS)

G. Robert Tod....................    President and Chief Operating Officer of
                                       the Company since 1969; director of SCI
                                       Systems, Inc. and EG&G, Inc. Age 56,
                                       director of the Company since 1969.

Dr. Roy W. Menninger.............    Chairman of the Board of the Menninger
                                       Foundation since 1993; Chief Executive
                                       Officer of the Menninger Foundation from 1991 to 1993; President of the Menninger Foundation from 1967 to 1993; director of The New England. Age 69, director of the Company since 1989.

Lauren M. Tyler..................    Vice President with Allen & Company
                                       Incorporated since 1989; director of AVI
                                       Entertainment, Inc. Age 33, director of
                                       the Company since 1995.

DIRECTORS WHOSE TERMS EXPIRE IN 1996 (CLASS C DIRECTORS)

Howard H. Callaway...............    Chairman of the Board and Chief Executive
                                       Officer of the Ida Cason Calloway
                                       Foundation and of Callaway Gardens
                                       Resort, Inc. since 1981; Chief Executive
                                       Officer of Crested Butte Mountain Resort since 1977 and President of Mountain Creek, Inc. since 1989; director of SCI Systems, Inc. Age 68, director of the Company since 1983.

Homer L. Luther, Jr..............    Chairman of the Board of Eagle Management &
                                       Trust Company from 1969 to 1988; Private
                                       Investor since 1988;

                                       director of Offshore Logistics, Inc. Age
                                       56, director of the Company since 1969.

Alison Taunton-Rigby.............    President and Chief Executive Officer of
                                       Cambridge Biotech Corporation (which has voluntarily filed for Chapter 11 reorganization) since April 1995; President and Chief Executive Officer of Mitotix, Inc. from 1993 to 1994; Senior Vice President of Genzyme Corporation from 1987 to 1993; director of Cambridge Biotech Corporation. Age 51, director of the Company since 1994.

DIRECTORS WHOSE TERMS EXPIRE IN 1997 (CLASS A DIRECTORS)

Charles M. Leighton..............    Chairman of the Board and Chief Executive
                                       Officer of the Company since 1969;
                                       director of The New England and New
                                       England Investment Companies, Inc. Age
                                       60, director of the Company since 1969.

Thomas H. Lenagh.................    Financial Consultant since 1986; director
                                       of Adams Express Company, Clemente Global
                                       Growth Fund, Gintel Fund, Inc., ICN
                                       Biomedicals, Irvine Sensors Corp., V-Band
                                       Corp., US LIFE Corp., Franklin Quest Co.
                                       and Styles on Video. Age 75, director of the Company since 1976.

Ralph F. Verni...................    Chairman and Chief Executive Officer of
                                       State Street Research & Management
                                       Company since August 1992; President and
                                       Chief Executive Officer of New England
                                       Investment Companies, Inc. and Chief
                                       Investment Officer of The New England
                                       from 1990 to 1992; President --
                                       Institutional Investment Group of The New
                                       England from 1988 to 1989; director of
                                       State Street Research Income Trust; State
                                       Street Research Capital Trust; State
                                       Street Research Exchange Trust; State
                                       Street Research Securities Trust; State
                                       Street Research Growth Trust; State
                                       Street Research Master Investment Trust;
                                       State Street Research Money Market Trust;
                                       State Street Research Tax-Exempt Trust;
                                       MetLife -- State Street Equity Trust; and
                                       MetLife -- State Street Financial Trust.
                                       Age 52, director of the Company since
                                       1991.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors has a standing Audit Committee which provides the opportunity for direct contact between the Company's independent accountants and the Board. The Audit Committee has responsibility for recommending the appointment of the Company's independent accountants, reviewing the scope and results of audits and reviewing the Company's internal accounting control policies and procedures. The Audit Committee, which currently consists of Dr. Menninger, Messrs. Callaway, Lenagh, Verni, and Luther, as Chairman, and Mses. Taunton-Rigby and Tyler, held two meetings during the 1995 fiscal year.

     The Company has a standing Executive Compensation and Stock Option Committee (the "Compensation Committee") which provides recommendations to the Board regarding executive compensation and administers the Company's Incentive Deferred Compensation Plan, 1993 Employee Stock Purchase Plan, 1987 Employees' Severance Benefit Plan, 1982 Stock Option Plan and 1991 Stock Option Plan. The Compensation Committee held two meetings during the 1995 fiscal year. The current members of the Compensation Committee are Messrs. Callaway, Verni and Lenagh, as Chairman.

     The Company has a standing Nominating Committee which recommends to the Board nominees for election to the Board. The Nominating Committee, which consists of Messrs. Callaway and Verni, met once during the 1995 fiscal year. The Nominating Committee will consider nominees recommended by stockholders of the Company. The names of proposed nominees should be forwarded in writing, within the time period of stockholder proposals generally, to Charles M. Leighton, Chairman of the Board and Chief Executive Officer, CML Group, Inc., 524 Main Street, Acton, Massachusetts 01720, who will submit the names of the nominees to the Nominating Committee for consideration.

     During the 1995 fiscal year, the Board of Directors held eight meetings (including consents in lieu of a meeting). Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and all committees of the Board on which he or she served. There are no arrangements or understandings between any director or officer and any other person pursuant to which such officer or director is to be selected as a director or officer.

     During fiscal 1995, Ms. Lauren Tyler failed to report her ownership of 100 shares of Common Stock on a Form 3 filed with the Securities and Exchange Commission.

COMPENSATION FOR DIRECTORS

     Directors who are not officers or employees of the Company are entitled to $3,000 for each Board meeting attended ($500 for each telephonic meeting), plus expenses. Members of the Audit Committee and the Compensation Committee receive $750 for each committee meeting attended and the chairman of each of these committees receives $2,000 for services as chairman. Messrs. Leighton and Tod, Chairman and President of the Company, respectively, receive no compensation for their services as directors.

     Under the 1993 Director Option Plan (the "1993 Director Plan"), (i) each of Messrs. Callaway, Lenagh, Luther and Verni and Dr. Menninger received an option to purchase 9,000 shares of Common Stock at $20.67 per share, the fair market value of the Common Stock on the date of stockholder approval of the 1993 Director Plan, (ii) Ms. Taunton-Rigby received an option to purchase 9,000 shares of Common Stock at $20.62 per share, the fair market value of the Common Stock on the date of her appointment to the Board of Directors (February 28, 1994), and (iii) Ms. Tyler received an option to purchase 9,000 shares of Common Stock at $8.00 per share, the fair market value of the Common Stock on the date of her appointment to the Board of Directors (June 29, 1995). Each option vests in equal annual installments of 3,000 shares beginning on the first anniversary date of the option grant.

     If the stockholders of the Company approve the 1996 Director Option Plan, the Board of Directors will discontinue the 1993 Director Plan, and no additional options will be granted under the 1993 Director Plan. For information relating to the 1996 Director Option Plan adopted by the Board of Directors on October 3, 1995, see "Approval of 1996 Director Option Plan."

DEFERRED COMPENSATION PLAN

     The Company's Incentive Deferred Compensation Plan provides for the grant of incentive compensation awards in the form of shares of Common Stock to senior executive employees of the Company and its subsidiaries. These shares (the "Deferred Shares") will be issued to the participants and distributed to them no later than one year after their retirement, disability or death, or their 65th birthday, whichever occurs first.

No awards have been made under the Deferred Plan in the last eight fiscal years. As of August 31, 1995, 38,310, 38,310 and 76,620 Deferred Shares were credited to the accounts of Messrs. Leighton, Tod and all executive officers as a group, respectively.

1987 EMPLOYEES' SEVERANCE BENEFIT PLAN

     The Board of Directors believes that it is in the best interest of the Company and its stockholders to foster the continuous employment of personnel of the Company and its subsidiaries. The Board of Directors recognizes that, as is the case with many corporations, the possibility of a change in control of the Company exists and that such possibility, and the uncertainty and questions which it may raise among employees, may result in the departure or distraction of employees to the detriment of the Company and its stockholders. Thus, in October 1987, the Board of Directors adopted an Employees' Severance Benefit Plan (the "Severance Plan"), which provides for the lump sum cash payment to a participant of his or her annual base salary upon a change of control of the Company, as defined in the Severance Plan, and termination of the participant's employment within one year of such change in control. The Severance Plan may be terminated or amended at any time by a vote of two thirds of the Board of Directors of the Company, unless a change of control has occurred.

     All employees who have been full-time employees of the Company or any of its subsidiaries for a period of at least two consecutive years prior to the date of a change in control of the Company, or who have been designated by the Company's Chief Executive Officer or Chief Operating Officer, or their authorized designees, are eligible to participate in the Severance Plan.

     Messrs. Leighton and Tod are not eligible to participate in the Severance Plan, nor is any employee of the Company or its subsidiaries who is or has been a director of the Company.

     The Severance Plan's term commenced on October 7, 1987 and will continue through July 31, 1996 and thereafter, unless the Board of Directors takes affirmative action to terminate the Severance Plan at least six months prior to the beginning of any succeeding fiscal year. The Severance Plan is administered by the Compensation Committee.

RETIREMENT INCOME AND SURVIVOR SECURITY PROGRAM

     The Company maintains a Retirement Income and Survivor Security Program (the "Program") which covers certain current and former executive officers of the Company and certain former officers of the Company's subsidiaries. The Program is funded by permanent life insurance policies covering each of these officers. The policies are owned by the Company and purchased at its expense. The right to receipt of benefits under the Program is fully vested. Vesting was contingent on continued employment by the Company. Retirement benefits are payable for a period of ten years in equal monthly installments generally after the employee reaches age 65. Under the Program, Messrs. Leighton and Tod are entitled to annual payments over their applicable ten-year period of $168,431 and $188,827, respectively.

CERTAIN TRANSACTIONS

     In August 1989, the Company announced its intent to sell its wholly-owned subsidiary, Carroll Reed, Inc. ("Carroll Reed"). In September 1989, Frederick L. Leighton ("FLL") rejoined Carroll Reed as President, a position he held from 1970 to 1985. FLL is the brother of Charles M. Leighton, Chief Executive Officer of the Company. FLL oversaw management of the day-to-day operations and assisted the Company in finding a buyer for Carroll Reed. In 1990, the Company and FLL entered into a severance agreement (the "Severance Agreement") which provided for severance compensation to FLL conditioned on the sale of Carroll Reed.

The Severance Agreement provided for payments of $120,000 upon the sale of substantially all the assets of Carroll Reed and $183,291 on October 1 of 1992, 1993 and 1994.

     On August 24, 1990, the Company sold substantially all of Carroll Reed's assets related to its ready to wear and mail order businesses to certain affiliates of Swire Pacific Limited ("Swire"). On September 20, 1990, Carroll Reed sold certain remaining assets related to its ski operations (the "Ski Business"), which Swire elected not to purchase, to Tuckerman's Outfitters ("Tuckerman's"), a corporation formed by FLL to purchase the Ski Business. Payment for the assets was in the form of a $200,000 unsecured promissory note due in twelve equal quarterly installments. In addition, Tuckerman's subleased retail space in five locations from the Company. As of July 1995, Tuckerman's ceased doing business and such subleases have either expired by their terms or terminated, and, in one case, been relet to the third-party successor to Tuckerman's business. The Company previously determined that all amounts due from Tuckerman's were not collectible and provided reserves for such amounts. To facilitate the sale of the Ski Business, the Company made a $400,000 working capital loan to FLL with interest at 8.5% per annum, due in three installments of $170,185 each on September 23, 1992, 1993 and 1994. This loan has been paid in full.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's Executive Compensation Program (the "Program") is administered by the Compensation Committee composed of the three non-employee directors listed below.

     The Program is designed to retain and reward executives who are responsible for leading the Company in achieving its business objectives. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board. This report is submitted by the Compensation Committee and addresses the Company's compensation policies for the fiscal year ended July 31, 1995 ("fiscal 1995") as they affected Mr. Leighton, in his capacity as Chairman of the Board and Chief Executive Officer of the Company, and the other executive officers of the Company.

COMPENSATION PHILOSOPHY

     The objectives of the Program are to (i) align compensation with Company performance, the interests of the Company's stockholders and the Company's short-term and long-term business objectives, (ii) encourage and reward high levels of performance and (iii) enable the Company to attract, retain and reward executive officers who contribute to the long-term success of the Company.

     The Company's executive compensation philosophy is to tie a substantial portion of executive compensation to the performance of the Company and is based on the following:

     - The Committee annually reviews the compensation of its executive officers on the basis of each executive's responsibility, position and level of experience in conjunction with an assessment of salaries being paid for similar positions by other companies. A significant portion of each executive's cash compensation is, however, tied to annual changes in the Company's earnings per share performance.

     - The Committee believes that an executive compensation program that links compensation to the Company's earnings per share performance serves both as an influential motivator to its executives and as an effective instrument for aligning their interests with those of the stockholders of the Company.

     - The Committee also believes that a portion of the compensation of the Company's executives should be linked to the success of the Company's stock in the marketplace. This linkage is achieved through the Company's stock option program which also serves to more fully align the interests of management with those of the Company's stockholders.

     Since fiscal 1983, a major portion of each executive's cash compensation has been tied to the Company's earnings per share ("EPS") performance. The Program currently provides that an executive's total cash compensation (annual base salary, bonus and non-qualified deferred compensation) paid for a particular fiscal year (the "Current Year") shall be the executive's total cash compensation for the year in which the Company achieved its highest EPS from continuing operations (the "Base Year"), increased or decreased by 50% of the percentage increase or decrease (as the case may be) in the Company's EPS from continuing operations for the Current Year as compared to the Base Year, but in no event less than the minimum base salary established by the Compensation Committee for each executive. Fiscal 1993, the year in which the Company achieved its highest EPS from continuing operations ($1.07 per share), is currently the Base Year.

     Total compensation at the executive level also includes long-term incentives offered by stock options. Stock options are designed to promote the identity of long-term interests between the Company's employees and stockholders and assist in the retention of key employees. In the case of stock options, the size of option grants is generally intended to reflect the executive's position with the Company and his or her contributions to the Company. It has been the Company's practice to fix the exercise price of option grants at 100% of the fair market value per share on the date of grant.

     For the executive officers of the Company, the Compensation Committee determines the size of the stock option grant for the Current Year by increasing (or decreasing) the dollar value of the Base Year's stock option grant (valued at the time of grant) by that percentage of the increase (or decrease) used in determining total cash compensation for the Current Year and dividing the product by the fair market value per share on the date of grant of the new option.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER IN FISCAL 1995

     Messrs. Leighton and Tod each receive the same compensation. As set forth on the Summary Compensation Table, in fiscal 1995, each executive's total cash compensation decreased by $477,785, or 35% (50% of the 70% decrease in EPS from continuing operations from the Base Year to fiscal 1995). For fiscal 1996, each executive will be entitled to receive his fiscal 1993 total cash compensation, subject to adjustment, either up or down, equal to 50% of the increase or decrease in the Company's fiscal 1996 EPS from continuing operations compared to EPS from continuing operations for the Base Year.

     On July 31, 1995, each of Mr. Leighton and Mr. Tod was granted an option for the purchase of 60,833 shares. The size of the option grant was determined by decreasing the dollar value of the Base Year's grant by 50% of the percentage decrease in EPS from the Base Year to fiscal 1995 (a 70% decrease), and dividing that amount by the closing price on the date of grant.

TAX CONSIDERATIONS

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation's Chief Executive Officer and four other most highly compensated executive officers for tax years beginning on or after January 1, 1994. Compensation awarded under a performance-based plan approved by the stockholders will generally not be subject to the deduction limit. Any fiscal 1996 cash compensation to any of the five most highly paid executive officers which exceeds $1 million will not be deductible by the Company because the performance-based portion of cash compensation has not been submitted to the stockholders for approval.

                                          Compensation Committee

                                          Thomas H. Lenagh, Chairman
                                          Howard H. Callaway
                                          Ralph F. Verni

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee are Messrs. Callaway, Verni and Lenagh, as Chairman. No Compensation Committee interlocks or insider participation existed during fiscal 1995.

SUMMARY COMPENSATION

     The following table sets forth certain information with respect to the annual and long-term compensation of the Chief Executive Officer of the Company and each of the three other most highly compensated executive officers of the Company (the "Named Executive Officers") for the three fiscal years ended July 31, 1995.

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM
                                                                                       COMPENSATION(2)
                                                                                       ---------------
                                                                                           AWARDS
                                                          ANNUAL COMPENSATION          ---------------
                                                                                         SECURITIES             ALL
                                                          --------------------           UNDERLYING            OTHER
                   NAME AND                                SALARY      BONUS               OPTIONS          COMPENSATION
              PRINCIPAL POSITION                  YEAR      ($)        ($)(1)                (#)               ($)(3)
-----------------------------------------------   ----    --------    --------         ---------------      ------------
Charles M. Leighton                               1995    $595,000    $290,495             60,883           $ 32,113
  Chairman of the Board                           1994     595,000     581,366             78,525            143,520
  and Chief Executive Officer                     1993     595,000     643,280             38,450            149,672
G. Robert Tod                                     1995     595,000     290,495             60,883             12,632
  President and                                   1994     595,000     581,366             78,525            131,444
  Chief Operating Officer                         1993     595,000     643,280             38,450            137,862
Robert J. Samuelson                               1995     240,000      45,779             23,910              5,846
  Senior Vice President,                          1994     240,000     177,977             30,850              6,006
  Chief Financial Officer and Treasurer           1993     240,000     199,976             15,100              6,280
Glenn E. Davis                                    1995     130,000      24,784             13,063              5,060
  Vice President and                              1994     130,000      96,385             16,825              5,977
  Controller                                      1993     130,000     108,300              8,250              3,586

---------------

     (1) Amounts in this column represent bonuses earned under the Company's executive compensation program for the respective fiscal years.

     (2) The Company does not have a long-term compensation program that includes long-term incentive payouts. No restricted stock awards or stock appreciation rights (SARs) were granted to any of the Named Executive Officers during fiscal 1995.

     (3) The amounts shown in this column for fiscal 1995 represent split-dollar life insurance premiums of $28,417, $8,936, $2,150 and $1,724 paid by the Company for each of Messrs. Leighton, Tod, Samuelson and Davis, respectively, and the Company's contributions under its 401(k) savings plan of $3,696, $3,696, $3,696 and $3,336 to each of Messrs. Leighton, Tod, Samuelson and Davis, respectively. In addition, the amounts shown for fiscal 1994 include, for each of Messrs. Leighton and Tod, a $118,750 (decreased from $125,000 in fiscal 1993) payment for the purchase of a split-dollar life insurance policy for the funding of a non-qualified deferred compensation arrangement.

STOCK OPTION GRANTS

     The following table summarizes certain information regarding options granted during fiscal 1995 to the Named Executive Officers. No SARs were granted during fiscal 1995.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                     POTENTIAL REALIZABLE
                                                                                                       VALUE AT ASSUMED
                                      INDIVIDUAL GRANTS                                                 ANNUAL RATES OF
----------------------------------------------------------------------------------------------            STOCK PRICE
                                     NUMBER OF                                                           APPRECIATION
                                     SECURITIES     PERCENT OF                                            FOR OPTION
                                     UNDERLYING    TOTAL OPTIONS      EXERCISE                             TERM (2)
                                      OPTIONS       GRANTED TO           OR                         -----------------------
                                      GRANTED      EMPLOYEES IN      BASE PRICE     EXPIRATION         5%            10%
               NAME                   (#) (1)       FISCAL YEAR      ($/SHARE)         DATE           ($)            ($)
               ----                  ---------     -------------     ----------     ----------      --------      ---------
Charles M. Leighton................    60,883            16%           $8.375         7/30/05       $320,670      $ 812,642
G. Robert Tod......................    60,883            16             8.375         7/30/05        320,670        812,642
Robert J. Samuelson................    23,910             6             8.375         7/30/05        125,934        319,141
Glenn E. Davis.....................    13,063             3             8.375         7/30/05         68,803        174,360

---------------

     (1) Options become exercisable on a cumulative basis, with 20% of the shares covered thereby becoming exercisable on the date of grant and an additional 20% of the shares becoming exercisable on each successive anniversary date, with full vesting occurring on the fourth anniversary date.

     (2) Amounts represent hypothetical gains that could be achieved for the options if exercised at the end of the option terms. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted. This table does not take into account the actual change in the price of the Common Stock. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock and the date on which the options are exercised. The gains shown are net of the option exercise price, but do not reflect taxes or other expenses associated with the exercise.

YEAR-END OPTION TABLE

     The following table summarizes certain information regarding stock options held as of July 31, 1995 by the Named Executive Officers. No SARs were held and no SARs or options were exercised during fiscal 1995.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                    NUMBER OF
                                                                      SHARES                       VALUE OF
                                                                    UNDERLYING                    UNEXERCISED
                                                                   UNEXERCISED                   IN-THE-MONEY
                                                                    OPTIONS AT                      OPTIONS
                                                                      FISCAL                       AT FISCAL
                                                                     YEAR-END                      YEAR-END
                                                                  (EXERCISABLE/UNEXERCISABLE)  (EXERCISABLE/UNEXERCISABLE)
                           NAME                                        (#)                          ($)(1)
                           ----                                   --------------               -----------------
Charles M. Leighton.......................................        274,857/136,401              $931,675/$10,500
G. Robert Tod.............................................        274,857/136,401               931,675/10,500
Robert J. Samuelson.......................................        160,882/56,878                 586,450/8,250
Glenn E. Davis............................................        55,876/29,845                  159,317/3,000

---------------

     (1) Value based on the last sale price per share ($8.375) of the Company's Common Stock on July 31, 1995, as reported on the New York Stock Exchange, less the exercise price.

                         COMPARATIVE STOCK PERFORMANCE

     The graph below compares the cumulative total stockholder return on the Common Stock of the Company for the period from July 31, 1990 through July 31, 1995 with the cumulative total return on (i) Standard & Poor's Midcap 400 Index and (ii) Standard & Poor's Specialty Retail Index (assuming an investment of $100 in the Company's Common Stock and each of the other indices on July 31, 1990, and reinvestment of all dividends).

                                      LOGO

-----------------------------------------------------------------------------------------------------------
                                        7/90        7/91        7/92        7/93        7/94        7/95
-----------------------------------------------------------------------------------------------------------
 CML Group, Inc.                        $100        $207        $442        $597        $279        $248
-----------------------------------------------------------------------------------------------------------
 S & P Midcap 400 Index                 $100        $122        $144        $168        $174        $216
-----------------------------------------------------------------------------------------------------------
 S & P Retail Stores - Specialty        $100        $111        $137        $159        $155        $165
-----------------------------------------------------------------------------------------------------------

                 APPROVAL OF 1996 EMPLOYEE STOCK PURCHASE PLAN

     On October 3, 1995, the Board of Directors adopted, subject to stockholder approval, the 1996 Employee Stock Purchase Plan (the "1996 Plan"), covering 975,000 shares of the Company's Common Stock. The purpose of the 1996 Plan is to provide employees of the Company and its subsidiaries an opportunity to acquire a proprietary interest in the Company through the purchase of shares of Common Stock. It is the intention of the Company to have the 1996 Plan qualify as an "employee stock purchase plan" under Section 423 of the Code.

     The 1996 Plan is administered by the Compensation Committee of the Board of Directors. The interpretation and construction of the 1996 Plan and the adoption of rules and regulations for administering the 1996 Plan are made by the Compensation Committee, subject at all times to final approval of the Board of Directors.

     The 1996 Plan consists of three annual offerings of a maximum of 325,000 shares each. The first offering commences on June 15, 1996 and terminates on June 14, 1997; the second offering commences on June 15, 1997 and terminates on June 14, 1998; and the third offering commences on June 15, 1998 and terminates on June 14, 1999. The number of shares available for an offering may be increased, at the election of the Compensation Committee, by the shares, if any, which were made available, but not purchased, during an earlier offering.

     Any employee of the Company or one of its subsidiaries who has been employed at least 90 days prior to the commencement of an offering is eligible to participate in the 1996 Plan. No employee may be granted an option to participate in the 1996 Plan (i) if, immediately after the grant, the employee would own stock and/or options possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or (ii) which permits his or her rights to purchase stock under all employee stock purchase plans to accrue at a rate which exceeds $25,000 of the fair market value of the stock for each calendar year in which such option is outstanding at any time. As of October 1, 1995, approximately 3,300 employees were eligible to participate in the 1996 Plan. The last sale price of the Common Stock reported by the New York Stock Exchange on October 27, 1995 was $5.75 per share.

     During each annual offering, the maximum number of shares which may be purchased by a participant is determined under a formula whereby 85% of the market value of a share of Common Stock on the first day of the offering period is divided into an amount equal to that percentage of the employee's regular salary which he or she has elected to have withheld. An employee may elect to have up to 10% withheld from his or her regular salary for this purpose. The price at which the employee's option is exercised is the lower of 85% of the closing price of the Common Stock on the New York Stock Exchange on the day that the offering commences, or one year later on the day that the offering terminates.

     Unless a participant gives written notice of withdrawal to the Company, his or her option to purchase shares will be deemed to have been exercised automatically on the termination date of the applicable offering. A participant's withdrawal from any offering will not affect his or her eligibility to participate in future offerings except that any officer required to file reports under Section 16(a) of the Securities Exchange Act of 1934 who withdraws from any offering may not participate in the 1996 Plan for at least six months.

     Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive stock under the 1996 Plan may be assigned, transferred, pledged or otherwise disposed of other than by will or the laws of descent and distribution.

     If the Company merges into or consolidates with another corporation and the Company is the surviving entity, the holder of each option to purchase shares then outstanding will be entitled to receive at the termination date of the offering the securities or property to which the holder of such number of shares of Common Stock would be entitled to at the time of the merger or consolidation. If the Company is not the surviving entity, the 1996 Plan terminates; provided, however, that the Board may accelerate the termination date of the offering then in effect and permit participants to purchase shares at such accelerated termination date.

     The Board of Directors may at any time terminate or amend the 1996 Plan. No such termination, however, may affect options previously granted or make any changes in options previously granted that would adversely affect the rights of any participant. In addition, no such amendment shall be made without approval of the stockholders of the Company if such amendment would (i) materially increase the benefits accruing to participants under the 1996 Plan, (ii) materially increase the number of shares which may be issued under the 1996 Plan or (iii) materially modify requirements as to eligibility for participants under the 1996 Plan.

FEDERAL INCOME TAX CONSEQUENCES

     The 1996 Plan is intended to qualify as an "employee stock purchase plan" as defined in Section 423 of the Code, which provides that the employee does not have to pay federal income tax with respect to shares purchased under the 1996 Plan until he or she sells such shares. At the time of such sale, the employee is required to pay federal income tax on the difference, if any, between the price at which he or she sold the shares and the price he or she paid for them. If the employee has owned the shares for more than one year and disposes of them at least two years after the day the offering commenced, he or she will be taxed as follows. If the market price of the shares on the date they are sold is equal to or less than the price paid for the shares under the 1996 Plan, the employee will have a long-term capital loss equal to the excess of the price paid over the sale price. If the sale price is higher than the price paid under the 1996 Plan, the employee will have to recognize ordinary income in an amount equal to the lesser of (i) the market price of the shares on the date the offering commenced over the price paid or (ii) the excess of the sale price over the price paid. Any additional gain is treated as long-term capital gain. If the employee sells the shares before he or she has owned them for more than one year or before the expiration of a two-year period commencing on the day the offering commenced, the employee will have to recognize income at ordinary income rates on the amount of the difference between the purchase price and the market price of the shares on the date of purchase, and the Company will receive an expense deduction for the same amount. The employee will recognize a capital gain or loss for the difference between the sale price and the fair market value on the date of purchase. The Company will generally not be entitled to a tax deduction upon the purchase or sale of shares under the 1996 Plan.

     THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAX UPON THE EMPLOYEE AND THE COMPANY WITH RESPECT TO SHARES PURCHASED UNDER THE 1996 PLAN, DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH AN EMPLOYEE MAY RESIDE.

BOARD RECOMMENDATION

     The Board of Directors believes that the 1996 Plan is in the best interests of the Company and its stockholders and therefore recommends that the stockholders vote FOR the 1996 Plan.

                     APPROVAL OF 1996 DIRECTOR OPTION PLAN

     On October 3, 1995, the Board of Directors adopted, subject to stockholder approval, the 1996 Director Option Plan (the "1996 Director Plan"), which provides for automatic grants of non-statutory stock options to members of the Company's Board of Directors who are not employees of the Company ("Eligible Directors"). Upon stockholder approval of the 1996 Director Plan, the Board of Directors will discontinue the 1993 Director Plan, and no additional options will be granted under the 1993 Director Plan. Upon stockholder approval of the 1996 Director Plan, the annual retainer fee payable to non-employee Directors will be discontinued for a period of three years.

     The 1996 Director Plan provides that (i) on the date of stockholder approval of the 1996 Director Plan, each Eligible Director will be granted an option to purchase the number of shares of Common Stock determined by dividing $180,000 by the fair market value of the Common Stock on the date of grant, and
(ii) on the date of his or her initial election to the Board of Directors, each person who becomes an Eligible Director after stockholder approval of the 1996 Director Plan will be granted an option to purchase the number of shares of Common Stock determined by dividing $180,000 by the fair market value of the Common Stock on the date of grant. A total of 250,000 shares of Common Stock may be issued under the 1996 Director Plan, subject to adjustments as provided in the Plan.

     Subject to stockholder approval of the 1996 Director Plan, each of Messrs. Callaway, Lenagh, Luther and Verni, Dr. Menninger and Mses. Taunton-Rigby and Tyler will receive an option under the 1996 Director Plan to purchase the number of shares of Common Stock determined by dividing $180,000 by the fair market value of the Common Stock on December 1, 1995.

     Each option granted under the 1996 Director Plan will vest in three equal annual installments beginning on the first anniversary of the date of grant. The option price per share will equal the fair market value of a share of Common Stock on the date on which the option is granted. Options may be exercised either by payment of cash or by tendering shares of Common Stock already owned or by a combination of cash and stock. An option granted under the 1996 Director Plan is not transferable by the option holder except by will, the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in Section 414(p) of the Code), and is exercisable during the lifetime of the director only while he or she is serving as a director of the Company or within 90 days after he or she ceases to serve as a director of the Company. No option is exercisable more than ten years from the date of grant. If a director dies or becomes disabled while he or she is serving as a director of the Company, the option is exercisable for a one-year period thereafter.

     The Board of Directors may suspend or discontinue the 1996 Director Plan or amend it in any respect; provided, however, that without the approval of the stockholders, no amendment may change the number of shares subject to the 1996 Director Plan, change the designation of the class of directors eligible to receive options, or materially increase the benefits accruing to participants under the 1996 Director Plan, and the 1996 Director Plan may not be amended more than once in any six-month period.

     The 1996 Director Plan also provides that upon a "change in control" of the Company all options outstanding as of the date of such change in control shall become exercisable in full, whether or not exercisable in accordance with their terms. A "change in control" occurs if (i) a person (other than the Company or certain affiliates of the Company) becomes the beneficial owner of 50% or more of the combined voting power of the Company's outstanding securities; (ii) the members of the Board of Directors on October 1, 1995 (the "Incumbent Board") cease to constitute a majority of the Board, provided that any person elected subsequent to October 1, 1995 whose election was approved by a majority of the Incumbent Board shall, with certain exceptions, be deemed a member of the Incumbent Board; (iii) the stockholders approve a merger or consolidation, other than a merger or consolidation (a) in which the voting securities of the Company prior to the transaction represent more than 50% of the voting securities of the surviving entity or (b) effected to implement a recapitalization of the Company in which no person acquires more than 30% of the combined voting power of the Company's outstanding securities; or (iv) upon approval by the stockholders of a plan of liquidation or a sale of substantially all of the Company's assets.

FEDERAL TAX CONSEQUENCES

     In general, an optionee will not be subject to tax at the time a non-statutory stock option is granted under the 1996 Director Plan. The optionee will recognize taxable income in the year in which the option is exercised in the amount by which the fair market value of the purchased shares on the date of exercise exceeds the exercise price. However, if the optionee exercises the option within six months of the date on which the option was granted (or within six months of a material modification of the terms of the option), no income will be recognized by the optionee until six months have expired from the date the option was granted (or modified), and the income then recognized will be in the amount by which the fair market value of the purchased shares on the date such six-month period expires exceeds the exercise price. Notwithstanding the foregoing, an optionee who exercises an option within the six-month period described above may elect, within 30 days of the date of exercise, pursuant to
Section 83(b) of the Code, to recognize income in the year of exercise in an amount equal to the excess of the fair market value of the purchased shares on the date of exercise over the exercise price. The Company will generally be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee in the Company's taxable year during which the taxable year of the optionee in which the optionee recognized such income ends. The optionee will have a basis in the shares acquired upon exercise of the option equal to the option price plus any ordinary income recognized.

     The optionee will recognize a gain or any loss upon the subsequent disposition of the purchased shares equal to the difference between his or her basis and the amount realized upon the sale. The gain or loss will be a capital gain or loss, and will be a long-term gain or loss if the shares are held for more than one year.

     THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAX UPON THE OPTIONEE AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS UNDER THE 1996 DIRECTOR PLAN, DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH AN OPTIONEE MAY RESIDE.

BOARD RECOMMENDATION

     The Board of Directors believes that the 1996 Director Plan is in the best interests of the Company and its stockholders and therefore recommends that the stockholders vote FOR the 1996 Director Plan.

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has appointed the firm of Deloitte & Touche LLP as the Company's independent accountants for the 1996 fiscal year and recommends to stockholders that they vote FOR ratification of that appointment.

     Deloitte & Touche LLP is currently the Company's independent accountants. Representatives of Deloitte & Touche LLP are expected to be present at the Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

                                 OTHER BUSINESS

     Management does not know of any other matters which may come before the Meeting. However, if any other matters are properly presented at the Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

SOLICITATION OF PROXIES

     All proxy solicitation costs will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph, telecopy and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names and the Company will reimburse them for their out-of-pocket expenses incurred in connection with the distribution of proxy materials.

PROPOSALS FOR THE 1996 ANNUAL MEETING

     Stockholders who wish to present a proposal at the 1996 Annual Meeting of Stockholders must submit the proposal to the Company at its principal office in Acton, Massachusetts by July 5, 1996.

                                           By Order of the Board of Directors,

                                               PAUL P. BROUNTAS, Secretary

November 1, 1995

     THE BOARD OF DIRECTORS HOPES THAT YOU WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE PROMPTLY. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR STOCK PERSONALLY BY DELIVERING A WRITTEN REVOCATION OF YOUR PROXY TO THE SECRETARY OF THE COMPANY.

                                  APPENDIX A

PROXY                           CML GROUP, INC.                           PROXY

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 1, 1995


                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                       BOARD OF DIRECTORS OF THE COMPANY


     The undersigned, revoking all prior proxies, hereby appoint(s) Charles M. Leighton, G. Robert Tod and Paul P. Brountas, and each of them, with full power of substitution, as proxies to represent and vote as designated herein, all shares of stock of CML Group, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the offices of Hale and Dorr, 60 State Street, 26th Floor, Boston, Massachusetts, on Friday, December 1, 1995 at 10:30 a.m., local time, and at any adjournment thereof.

     IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.



                CONTINUED, AND TO BE SIGNED ON THE REVERSE SIDE

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5. ATTENDANCE OF THE UNDERSIGNED AT THE MEETING OR ANY ADJOURNMENT THEREOF WILL NOT BE DEEMED TO REVOKE THIS PROXY UNLESS THE UNDERSIGNED SHALL REVOKE THIS PROXY IN WRITING.

1.   To elect the following three Class B Directors
       (except as marked below):

Nominees:  G. Robert Tod, Dr. Roy W. Menninger and Lauren M. Tyler

  / / FOR all nominees  / / WITHHELD from all nominees

  For, except vote withheld from the following nominee(s):
  / / ____________________________________________________


2.   To approve the Company's 1996       For   Against     Abstain
     Employee Stock Purchase Plan.       / /     / /         / /


3.   To approve the Company's 1996       For   Against     Abstain
     Director Option Plan.              / /     / /         / /


4.   To ratify the appointment of         For   Against     Abstain
     Deloitte & Touche LLP as the         / /     / /         / /
     Company's Independent Accountants.


5.   To transact such other business      For   Against     Abstain
     as may properly come before the      / /     / /         / /
     meeting or any adjournment thereof.


     MARK HERE FOR                        MARK HERE IF YOU
     ADDRESS CHANGE    / /                PLAN TO ATTEND     / /
     AND NOTE AT LEFT                     THE MEETING

Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature: __________________________ Date_________________

Signature: __________________________ Date_________________

                                  APPENDIX B

                                CML GROUP, INC.

                       1996 EMPLOYEE STOCK PURCHASE PLAN

              Adopted by the Board of Directors on October 3, 1995


1.      Purposes.

        The 1996 Employee Stock Purchase Plan of CML Group, Inc. (the "Plan") is intended to provide a method whereby employees of CML Group, Inc. and its subsidiary corporations (hereinafter collectively referred to, unless the context otherwise requires, as the "Company"), will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Common Stock, $.10 par value per share, of the Company (the "Common Stock"). It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code.

2.      Definitions.

        (a) "base pay" means regular straight-time earnings, excluding payments for overtime, incentive compensation, bonuses and other special payments.

        (b) "employee" means any person who is customarily employed for more than 20 hours per week and more than five months in a calendar year by the Company or by a subsidiary corporation.

        (c) "Offering Commencement Date" means the applicable date on which an Offering under the Plan commences pursuant to Section 4.

        (d) "Offering Termination Date" means the applicable date on which an Offering under the Plan terminates pursuant to Section 4.

        (e) "subsidiary" means any present or future corporation which (i) is a "subsidiary corporation" as that term is defined in Section 424 of the Code and (ii) is designated as a participant in the Plan by the Board of Directors or Committee described in Section 13.

3.      Eligibility.

        (a) Any employee who shall have been employed by the Company or any subsidiary at least 90 days prior to the applicable Offering Commencement Date shall be eligible to participate in the Plan.

        (b) Any provision of the Plan to the contrary notwithstanding, no employee shall be granted an option to participate in the Plan:

                 (i) if, immediately after the grant, such employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary corporation (for purposes of this Section the rules of Section 424(d) of the Code shall apply in determining stock ownership of any employee); or

                (ii) which permits his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds $25,000 of the fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4.      Offering Dates.

        The Plan will be implemented by three annual offerings (referred to herein collectively as "Offerings" and individually as an "Offering") of a maximum of 325,000 shares each (subject to adjustment as provided in Sections 12(a) and 17) of the Common Stock, as follows:

        (a) Offering I shall commence on June 15, 1996, and terminate on June 14, 1997.

        (b) Offering II shall commence on June 15, 1997, and terminate on June 14, 1998.

        (c) Offering III shall commence on June 15, 1998, and terminate on June 14, 1999.

Participation in any one or more of the Offerings under the Plan shall neither limit, nor require, participation in any other Offering.

5.      Participation.

        All eligible employees will become participants in an Offering on the applicable Offering Commencement Date. Payroll deductions for a participant shall commence on the applicable Offering Commencement Date of the Offering and shall end on the Offering Termination Date of such Offering, unless sooner terminated pursuant to Section 10.

6.      Payroll Deductions.

        (a) Participants may elect to have amounts withheld from their base pay by completing an authorization for a payroll deduction ("Authorization") on the form provided by the Company and filing it with the office of the Treasurer of the Company. At the time a participant files his or her Authorization for a payroll deduction, the participant shall elect to have deductions made from his or her pay on each payday during the time he or she is a participant in an Offering at the rate of 1, 2, 3, 4, 5, 6, 7, 8, 9 or 10% of his or her annualized base pay.

        (b) All payroll deductions made for a participant shall be credited to his or her account maintained by the Company under the Plan. A participant may not make any separate cash payment into such account.

        (c) Except as provided in Section 8(b) or 10, a participant may not make any changes to his or her participation during an Offering and, specifically, a participant may not during an Offering alter the amount of his or her payroll deductions for such Offering.

7.      Granting of Option.

        (a) For each of the Offerings, a participating employee shall be deemed to have been granted an option (the "Option"), on the applicable Offering Commencement Date, to purchase a maximum number of shares of the Common Stock equal to an amount determined as follows: 85% of the market value of a share of the Common Stock on the applicable Offering Commencement Date shall be divided into an amount equal to (x) that percentage of the employee's base pay which he or she has elected to have withheld (but not in any case in excess of 10%) multiplied (y) by the employee's annualized base pay. The market value of the Common Stock shall be determined as provided in subsection (b) below. An employee's annualized base pay shall be determined as follows: (i) in the case of a full-time employee normally paid on an hourly rate, by multiplying his or her normal hourly rate by 2080, (ii) in the case of a part-time employee normally paid on an hourly rate, by multiplying his or her normal hourly rate by the product of 52 times the number of hours in his or her normal work week,
(iii) in the case of an employee normally paid at a bi-weekly rate, by multiplying his or her normal bi-weekly rate by 26, (iv) in the case of a part-time employee normally paid at a weekly rate, by multiplying his or her normal weekly rate by 52; and (v) in the case of an employee normally paid at a monthly rate, by multiplying his or her normal monthly rate by 12.

        (b) The purchase price of a share of Common Stock purchased with payroll deductions made during each Offering (the "Option Exercise Price") shall be the lower of:

                 (i) 85% of the composite closing price of the Common Stock on the New York Stock Exchange (or, if the Common Stock is then traded on the Nasdaq National Market, 85% of the closing price of the Common Stock on such system), as published in The Wall Street Journal, on the Offering

        Commencement Date applicable to such Offering (or on the next regular business day on which shares of the Common Stock shall be traded in the event that no shares of the Common Stock shall have been traded on the Offering Commencement Date); or

                (ii) 85% of the composite closing price of the Common Stock on the New York Stock Exchange (or, if the Common Stock is then traded on the Nasdaq National Market, 85% of the closing price of the Common Stock on such system), as published in The Wall Street Journal, on the Offering Termination Date applicable to such Offering (or on the next regular business day on which shares of the Common Stock shall be traded in the event that no shares of the Common Stock shall have been traded on the Offering Termination Date).

8.      Exercise of Option.

        With respect to each Offering during the term of the Plan:

        (a) Unless a participant gives written notice of withdrawal to the Company as provided in Sections 8(b) and 10, his or her Option will be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering, for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions in his or her account maintained by the Company under the Plan at that time will purchase at the applicable Option Exercise Price (but not in excess of the number of shares for which options have been granted to the employee pursuant to Section 7(a)), and any excess in his or her account at that time will be returned to him or her.

        (b) By written notice to the Treasurer of the Company at any time prior to the Offering Termination Date applicable to any such Offering, a participant may elect to withdraw all, but not less than all, of the accumulated payroll deductions in his or her account at such time, with simple interest computed at the rate of six percent (6%) per annum.

        (c) Fractional shares will not be issued under the Plan and any accumulated payroll deductions which would have been used to purchase fractional shares or which are in excess of the limitations of Section 7(a) shall be returned to an employee promptly following the termination of an Offering.

9.      Delivery.

        As promptly as practicable after the Offering Termination Date of each Offering, the Company will deliver to each participant, as appropriate, the certificate or certificates representing the shares of Common Stock purchased upon the exercise of such participant's Option.

10.     Withdrawal.

        (a) As indicated in Section 8(b), a participant may withdraw payroll deductions credited to his or her account with the Company under any Offering at any time prior to the applicable Offering Termination Date by giving written notice of withdrawal to the Treasurer of the Company. All of the participant's payroll deductions credited to his or her account will be paid to the participant promptly after receipt of such notice of withdrawal and no further payroll deductions will be made from his or her pay during such Offering. The Company may, at its option, treat any attempt by an employee to borrow on the security of accumulated payroll deductions as an election, under Section 8(b), to withdraw such deductions.

        (b) A participant's withdrawal from any Offering will not have any effect upon his or her eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company, provided, however, that any officer subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended, who withdraws from any Offering may not participate in the Plan again for at least six months.

        (c) Upon termination of the participant's employment for any reason, including retirement but excluding death or disability, while in the employ of the Company, the payroll deductions credited to his or her account will be returned to the participant, with simple interest at the rate of six percent (6%) per annum.

        (d) Upon termination of the participant's employment because of disability or death, the participant or his or her beneficiary (as defined in Section 14) shall have the right to elect, by written notice given to the Treasurer of the Company prior to the expiration of the period of 30 days commencing with the date of the disability or death of the participant, either

                 (i) to withdraw all of the payroll deductions credited to the participant's account under the Plan, with simple interest at the rate of six percent (6%) per annum; or

                (ii) to exercise the participant's Option on the Offering Termination Date next following the date of the participant's disability or death for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions in the participant's account at the date of the participant's disability or death will purchase at the applicable Option Exercise Price, and any excess in such account will be returned to the participant or said beneficiary.

        If no such written notice of election is received by the Treasurer of the Company, the participant or beneficiary shall automatically be deemed to have elected to withdraw the payroll deductions credited to the participant's account at the date of the participant's disability or death and the same will be paid promptly to the participant or said beneficiary with simple interest at the rate of six percent (6%) per annum.

11.     Interest.

        No interest will be paid or allowed on any money paid into the Plan or credited to the account of any participant employee except upon withdrawal as provided under Sections 8(b) and 10 or upon the return of payroll deductions as provided under Section 12(a).

12.     Stock.

        (a)     The maximum number of shares of Common Stock which shall be made available for sale under the Plan during any Offering under the Plan shall be 325,000 shares (subject to adjustment upon changes in capitalization of the Company as provided in Section 17), plus any shares available but not issued in any prior Offering under the Plan. If the total number of shares for which Options are exercised on any Offering Termination Date in accordance with
Section 8 exceeds 325,000 (plus any shares available but not issued in any prior Offering), the Company shall make a pro rata allocation of the shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the account of each participant under the Plan shall be returned to him or her as promptly as possible, with simple interest on such balance at the rate of six percent (6%) per annum. If less than 325,000 shares are purchased during an Offering, the amount not purchased may be carried over to and made available during any subsequent Offering.

        (b) The participant will have no interest in Common Stock covered by his or her Option until such Option has been exercised.

        (c) Common Stock to be delivered to a participant under the Plan will be registered in the name of the participant, or, if the participant so directs, by written notice to the Company prior to the Offering Termination Date applicable thereto, in the names of the participant and one such other person as may be designated by the participant, as joint tenants with rights of survivorship, to the extent permitted by applicable law.

        (d) The Board of Directors of the Company may, in its discretion, require as conditions to the exercise of any Option that the shares of Common Stock reserved for issuance upon the exercise of the Option shall have been duly authorized for listing on the New York Stock Exchange and that either

                 (i) a Registration Statement under the Securities Act of 1933, as amended, with respect to said shares shall be effective; or

                (ii) the participant shall have represented in form and substance satisfactory to the Company that it is the participant's intention to purchase such shares for investment.

13.     Administration.

        The Plan shall be administered by the Compensation Committee appointed by the Board of Directors of the Company or, if no such committee is established, by the Board of Directors of the Company (the committee so designated by the Board of Directors or, if no such committee is established, the Board of Directors, shall hereinafter be referred to as the "Committee"). The officer of the Company charged with day-to-day administration of the Plan shall, for matters involving the Plan, be an ex-officio member of the Committee. The interpretation and construction of any provision of the Plan and the adoption of rules and regulations for administering the Plan shall be made by the Committee, subject, however, at all times to the final approval of the Board of Directors of the Company. Determinations made by the Committee and approved by the Board of Directors of the Company with respect to any matter or provision contained in the Plan shall be final, conclusive and binding upon the Company and upon all participants, their heirs or legal representatives. Any rule or regulation adopted by the Committee shall remain in full force and effect unless and until altered, amended or repealed by the Committee or the Board of Directors of the Company. The Company shall indemnify Committee members, to the fullest extent permitted by applicable statute, for any expenses incurred in defending a civil or criminal action or proceeding, arising out of such member's actions with respect to administration of the Plan, in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if such member shall be adjudicated not to have acted in good faith in the reasonable belief that such member's action was in the best interest of the Company.

14.     Designation of Beneficiary.

        A participant may file a written designation of a beneficiary who is to receive any shares of Common Stock and/or cash in the event of the death of the participant prior to the delivery of such shares or cash to the participant. Such designation of beneficiary may be changed by the participant at any time by written notice to the Treasurer of the Company. Within 30 days after the participant's death, the beneficiary may, as provided in Section 10(d), elect to exercise the participant's Option when it becomes exercisable on the Offering Termination Date of the then current Offering. Upon the death of a participant and upon receipt by the Company of proof of the identity and existence at the participant's death of a beneficiary validly designated by the participant under the Plan, and notice of election of the beneficiary to exercise the participant's Option, the Company shall deliver such stock and/or cash to such beneficiary. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company) the Company, in its discretion, may deliver such cash to the spouse or to any one or more dependents of the participant as the Company may determine. No beneficiary shall prior to the death of the participant by whom he or she has been designated acquire any interest in the stock or cash credited to the participant's account maintained by the Company under the Plan.

15.     Transferability.

        Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an Option or to receive stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the participant otherwise than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 8(b).

16.     Use of Funds.

        All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions.

17.     Effect of Changes of Common Stock.

        In the event of any changes of outstanding shares of the Common Stock by reason of stock dividends, subdivisions, combinations and exchanges of shares, recapitalizations, mergers in which the Company is the surviving corporation, consolidations, and the like, the aggregate number and class of shares available under this Plan and the Option Exercise Price per share shall be appropriately adjusted by the Board of Directors of the Company, whose determination shall be conclusive. Any such adjustments may provide for the elimination of any fractional shares which would otherwise become subject to any Options.

18.     Amendment or Termination.

        The Board of Directors of the Company may at any time terminate or amend the Plan. Except as hereinafter provided, no such termination may affect Options previously granted, and no such amendment may make any change in Options previously granted which would adversely affect the rights of any participant. In addition, no amendment may be made to the Plan without approval of the stockholders of the Company within twelve months of such amendment if such amendment would (a) materially increase the benefits accruing to participants under the Plan, (b) materially increase the number of shares which may be issued under the Plan or (c) materially modify the requirements as to eligibility for participation under the Plan.

19.     Notices.

        All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received by the Treasurer of the Company.

20.     Merger or Consolidation.

        If the Company shall at any time merge into or consolidate with another corporation and the Company is the surviving entity, the holder of each Option then outstanding will thereafter be entitled to receive at the next Offering Termination Date upon the exercise of such Option (unless previously withdrawn pursuant to Section 10) for each share as to which such Option shall be exercised the securities or property which a holder of one share of the Common Stock was entitled to upon and at the time of such merger or consolidation, and the Board of Directors of the Company shall take such steps in connection with such merger or consolidation as the Board of Directors shall deem necessary to assure that the provisions of Section 17 shall thereafter be applicable, as nearly as reasonably practicable, to such securities or property. In the event of a merger or consolidation in which the Company is not the surviving entity, or of a sale of assets in which the Company is not the surviving entity, the Plan shall terminate, and all payroll deductions credited to participants' accounts shall be returned to them, with simple interest at the rate of six percent (6%) per annum; provided, however, that the Board of Directors may, in the event of such merger, consolidation or sale, accelerate the Offering Termination Date of the Offering then in effect and permit participants to purchase shares under the Plan at such accelerated Offering Termination Date.

21.     Approval of Stockholders.

        The Plan has been adopted by the Board of Directors of the Company, but is subject to the approval of the stockholders of the Company at the annual meeting of stockholders scheduled to be held on December 1, 1995.

22.     Registration and Qualification of the Plan Under Applicable Securities
        Laws.

        Notwithstanding anything to the contrary herein, no Option shall be granted under the Plan until such time as the Company has qualified or registered the shares which are subject to the Options under all applicable state and federal securities laws to the extent required by such laws.

                                  APPENDIX C

                                CML GROUP, INC.

                           1996 DIRECTOR OPTION PLAN

              Adopted by the Board of Directors on October 3, 1995

1.      PURPOSE

The purpose of this 1996 Director Option Plan (the "Plan") of CML Group, Inc. (the "Company") is to encourage ownership in the Company by outside directors of the Company whose continued services are considered essential to the Company's future progress and to provide them with a further incentive to remain as directors of the Company.

2.      ADMINISTRATION

        The Board of Directors shall supervise and administer the Plan. Grants of stock options under the Plan and the amount and nature of the awards to be granted shall be automatic and non-discretionary in accordance with Section 5. However, all questions of interpretation of the Plan or of any options issued under it shall be determined by the Board of Directors and such determination shall be final and binding upon all persons having an interest in the Plan.

3.      PARTICIPATION IN THE PLAN

        Directors of the Company who are not employees of the Company or any subsidiary of the Company shall be eligible to participate in the Plan.

4.      STOCK SUBJECT TO THE PLAN

        (a) The maximum number of shares which may be issued under the Plan shall be two hundred fifty thousand (250,000) shares of the Company's Common Stock, par value $.10 per share ("Common Stock"), subject to adjustment as provided in Section 9 of the Plan.

        (b) If any outstanding option under the Plan for any reason expires or is terminated without having been exercised in full, the shares allocable to the unexercised portion of such option shall again become available for grant pursuant to the Plan.

        (c) All options granted under the Plan shall be non-statutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended to date and as may be amended from time to time (the "Code").

5.      TERMS, CONDITIONS AND FORM OF OPTIONS

        Each option granted under the Plan shall be evidenced by a written agreement in such form as the Board of Directors shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

        (a) Option Grant Dates. Options shall be granted automatically to all eligible directors on the date that the Plan is approved by the stockholders of the Company at the Company's 1995 Annual Meeting of Stockholders (scheduled to be held December 1, 1995). Thereafter, options shall be granted automatically to persons who subsequently become eligible directors on the close of business on the date of his or her initial election or appointment to the Board of Directors; provided that any option granted prior to the approval of the Plan by stockholders of the Company at the Company's 1995 Annual Meeting of Stockholders is conditioned upon such approval of the Plan by stockholders of the Company.

        (b)     Shares Subject to Option.  Subject to the provisions of
Section 5(e), each option granted under the Plan shall be exercisable for the number of shares of Common Stock determined by dividing $180,000 by the fair market value of the Common Stock on the date of grant.

        (c) Fair Market Value and Option Exercise Price. The fair market value of the Common Stock described in Section 5(b) and the option exercise price per share for each option granted under the Plan shall equal (i) the closing price per share of the Common Stock on the New York Stock Exchange (or, if the Common Stock is traded on another nationally recognized securities exchange or trading system on the date of grant, the closing price per share of the Common Stock on such exchange or trading system) on the date of grant (or, if no such price is reported on such date, such price as reported on the nearest preceding day); or (ii) the fair market value of the stock on the date of grant, as determined by the Board of Directors, if the Common Stock is not traded on a nationally recognized securities exchange or trading system.

        (d) Options Non-Transferable. Each option granted under the Plan by its terms shall not be transferable by the optionee otherwise than by will, or by the laws of descent and distribution, or pursuant to a qualified domestic relations order (as defined in Section 414(p) of the Code), and shall be exercised during the lifetime of the optionee only by him. No option or interest therein may be transferred, assigned, pledged or hypothecated by the optionee during his lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

        (e) Exercise Period. Except as otherwise provided in this Plan, no option may be exercised prior to the first anniversary of the date of grant of such option. Each option may be exercised on a cumulative basis as to one-third of the shares subject to the option on the first, second and third anniversary of the date of grant of such option; provided that, subject to the provisions of Section 5(f), no option may be exercised more than 90 days after the optionee ceases to serve as a director of the Company. No option shall be exercisable after the expiration of ten (10) years from the date of grant or prior to approval of the Plan by the stockholders of the Company.

        (f) Exercise Period Upon Death or Disability. Notwithstanding the provisions of Section 5(e), any option granted under the Plan:

                 (i) may be exercised in full by an optionee who becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provision thereto) while serving as a director of the Company; or

                (ii) may be exercised

                        (x) in full upon the death of an optionee while serving
                as a director of the Company, or

                        (y) to the extent then exercisable upon the death of
                an optionee within 90 days of ceasing to serve as a director of the Company,

        by the person to whom it is transferred by will, by the laws of descent and distribution, or by written notice filed pursuant to Section 5(i);

in each such case within the period of one year after the date the optionee ceases to be such a director by reason of such death or disability; provided, that no option shall be exercisable after the expiration of ten (10) years from the date of grant or prior to the approval of the Plan by the stockholders of the Company.

        (g) Exercise Procedure. Options may be exercised only by written notice to the Company at its principal office accompanied by payment of the full consideration for the shares as to which they are exercised.

        (h) Payment of Purchase Price. Options granted under the Plan may provide for the payment of the exercise price (i) by delivery of cash or a check to the order of the Company in an amount equal to the exercise price of such options or, (ii) to the extent provided in the applicable option agreement, by delivery to the Company of shares of Common Stock of the Company already owned by the optionee having a fair market value equal in amount to the exercise price of the options being exercised, or (iii) by any combination of such methods of payment. The fair market value of any shares of the Company's Common Stock or other non-cash consideration which may be delivered upon exercise of an option shall be determined by the Board of Directors.

        (i) Exercise by Representative Following Death of Director. A director, by written notice to the Company, may designate one or more persons (and from time to time change such designation) including his legal representative, who, by reason of his death, shall acquire the right to exercise all or a portion of the option. If the person or persons so designated wish to exercise any portion of the option, they must do so within the term of the option as provided herein. Any exercise by a representative shall be subject to the provisions of the Plan.

6.      ASSIGNMENTS

        The rights and benefits under the Plan may not be assigned except for the designation of a beneficiary as provided in Section 5.

7.      TIME FOR GRANTING OPTIONS

        All options for shares subject to the Plan shall be granted, if at all, not later than December 31, 2000.

8.      LIMITATION OF RIGHTS

        (a) No Right to Continue as a Director. Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a director for any period of time.

        (b) No Stockholders' Rights for Options. An optionee shall have no rights as a stockholder with respect to the shares covered by his options until the date of the issuance to him of a stock certificate therefor, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

9.      CHANGES IN COMMON STOCK

        (a) If (x) the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company, or (y) additional shares or new or different shares or other securities of the

Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, through or as a result of any merger, consoli-dation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment shall be made in (i) the maximum number and kind of shares reserved for issuance under the Plan, and (ii) the number and kind of shares or other securities subject to then outstanding options under the Plan and (iii) the price for each share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable. No fractional shares will be issued under the Plan on account of any such adjustments.

        (b) In the event that the Company is merged or consolidated into or with another corporation (in which consolidation or merger the stockholders of the Company receive distributions of cash or securities of another issuer as a result thereof), or in the event that all or substantially all of the assets of the Company is acquired by any other person or entity, or in the event of a reorganization or liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, shall, subject to the provisions of Section 10, as to outstanding options, take one or more of the following actions: (i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to the optionees, provide that all unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the date of such notice, or (iii) if, under the terms of a merger transaction, holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger (the "Merger Price"), make or provide for a cash payment to the optionees equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such outstanding options (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding options in exchange for the termination of such options.

10.     CHANGE IN CONTROL

        Notwithstanding any other provision to the contrary in this Plan, in the event of a Change in Control (as defined below), all options outstanding as of the date such Change in Control occurs shall become exercisable in full, whether or not exercisable in accordance with their terms. A "Change in Control" shall occur or be deemed to have occurred only if any of the following events occur: (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; (ii) individuals who, as of October 1, 1995, constitute the Board of Directors of the Company (as of the date thereof, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to October 1, 1995 whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Securities Exchange Act of 1934) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 30% of the combined voting power of the Company's then outstanding securities; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

11.     AMENDMENT OF THE PLAN

        The Board of Directors may suspend or discontinue the Plan or review or amend it in any respect whatsoever; provided, however, that without approval of the stockholders of the Company no revision or amendment shall change the number of shares subject to the Plan (except as provided in Section 9), change the designation of the class of directors eligible to receive options, or materially increase the benefits accruing to participants under the Plan. The Plan may not be amended more than once in any six-month period.

12.     WITHHOLDING

        The Company shall have the right to deduct from payments of any kind otherwise due to the optionee any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of options under the Plan.

13.     EFFECTIVE DATE AND DURATION OF THE PLAN

       (a) Effective Date. The Plan shall become effective when adopted by the Board of Directors, but no option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Company's shareholders. If such shareholder approval is not obtained within twelve months after the date of the Board's adoption of the Plan, all options granted under the Plan shall terminate and no further options shall be granted under the Plan. Amendments to the Plan not requiring shareholder approval shall become effective when adopted by the Board of Directors; amendments requiring shareholder approval (as provided in Section 11) shall become effective when adopted by the Board of Directors, but no option granted after the date of such amendment shall become exercisable (to the extent that such amendment to the Plan was required to enable the Company to grant such option to a particular optionee) unless and until such amendment shall have been approved by the Company's shareholders. If such shareholder approval is not obtained within twelve months of the Board's adoption of such amendment, any options granted on or after the date of such amendment shall terminate to the extent that such amendment to the Plan was required to enable the Company to grant such option to a particular optionee. Subject to this limitation, options may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

        (b)     Termination.  Unless sooner terminated in accordance with
Section 9, the Plan shall terminate upon the earlier of (i) the close of business on December 31, 2000, or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise or cancellation of options granted under the Plan. If the date of termination is determined under (i) above, then options outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

14.     NOTICE

        Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Treasurer of the Company and shall become effective when it is received.

15.     COMPLIANCE WITH RULE 16B-3

        Transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor promulgated pursuant to Section 16 of the Securities Exchange Act of 1934. To the extent any provision of the Plan or action or adjustment by the Board of Directors in administering the Plan fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board of Directors.

16.     GOVERNING LAW

        The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware.